Exhibit 10.6.1

*** Confidential Treatment Requested. Confidential portions of this document have been redacted and have been separately filed with the Commission.

PATENT LICENSE AGREEMENT

THIS LICENSE AGREEMENT, dated as of March 30, 2001, is entered into between INCYTE GENOMICS, a Delaware corporation, with offices at 3160 Porter Drive, Palo Alto, California 94303 (“Incyte”), and Genomic Health, Inc., a Delaware corporation with offices at 101 University Avenue, Suite 220, Palo Alto, California 94301 (“GHI”).

BACKGROUND

     WHEREAS, Incyte has the right to grant licenses under certain patent applications and patents that have application to Diagnostic Products (as defined herein) and Personalized Research Products (as defined herein).

     WHEREAS, GHI is interested in obtaining, and Incyte has agreed to grant licenses under certain of these patents and patent applications for use in the fields described herein, subject to the terms and conditions of this Agreement.

     NOW THEREFORE, in consideration of the foregoing premises and the mutual covenants herein contained, the parties hereby agree as follows:

ARTICLE

DEFINITIONS

In this Agreement the following words and expressions have the following meanings:

1.1	“Affiliate”: shall mean any corporation or other entity that is directly or indirectly controlled by GHI. For the purpose of this agreement, control means ownership of one hundred percent (100%), or in the case of foreign corporations or entities the greatest percentage that may be owned by foreign interests, of the shares or other equity interests entitled to vote for the election of directors, in the case of a corporation, or equivalent governing body in the case of any other entity.

1.2	“Calendar Quarter”: shall mean a period of three consecutive calendar months ending on March 31, June 30, September 30 or December 31.

1.3	“Cancer Marker Patent Rights”: shall mean all claims listed in any of the following patents and patent applications, to the extent that they are owned by Incyte with the right to license under this Agreement, and to the extent that they claim the composition of matter or use of any nucleic acids or proteins as markers or diagnostics for cancer: (a) the patents and patent applications listed in Schedule A to this Agreement, and (b) all counterpart foreign patent applications claiming priority of the patents and patent applications described in clause (a) above, together with all continuations, continuations-in-part and divisions of such patents and patent applications, (c) all patents issuing from any patent application described in clause (a) or (b) above, and (d) all reissues and re-examinations of any of the foregoing patents.

1.4	“Control” or “Controlled” shall mean possession of the ability to grant the right and licenses provided for herein, without violating the terms of any agreement or other arrangement with any third party, and which a party has the right to disclose or provide to the other party without a resulting obligation to pay royalties or other amounts to a third party.

1.5	“Database Patent”: shall mean (a) the patents listed in Schedule D to this Agreement, and (b) all counterpart foreign patent applications claiming priority of the patents and patent applications described in clause (a) above, together with all continuations, continuations-in-part and divisions of such patents and patent applications, (c) all patents issuing from any patent application described in clause (a) or (b) above, and (d) all reissues and re-examinations of any of the foregoing patents.

1.6	“Diagnostic Field of Use”: shall mean the research, development, manufacture, importation. use and/or sale of Diagnostic Product(s). The Diagnostic Field of Use excludes the Personalized Research Field of Use, the Homebrew Field of Use and the Internal Research Field of Use.

1.7	“Diagnostic Product(s)”: shall mean an assay provided as a product or service performed on a human tissue or other human biological sample containing nucleic acids or proteins that are collectively intended to establish or identify an association between the presence or absence of such nucleic acids or proteins and:

(i)	diagnosis of the presence of, or absence of, a specific disease(s), state(s) or condition(s) in humans;

(ii)	predisposition to the presence of, or absence of, a specific disease(s), state(s) or condition(s) in humans;

(iii)	response or lack of response to disease therapy(ies) in humans or preventative strategies in humans;

(iv)	prediction of the disease course in humans, and or other changes in state(s) or condition(s) in humans over time;

(v)	clinical traits in humans for which a medical professional should be consulted;

(vi)	variation(s) in specific trait(s) and/or characteristics among individuals; and/or

(vii)	predisposition to development of toxicities to disease therapies or preventative strategies in humans,

the results of which are provided to payors, providers or patients, and for which FDA approval (or comparable regulatory agency in other jurisdictions) is required. Diagnostic Products exclude Homebrew Products, Personalized Research Products and GHI Database Products.

1.8	“Effective Date”: shall mean the date first set forth above.

1.9	“GHI Database Field of Use”: shall mean the research, development, manufacture, importation, use and/or sale of GHI Database Product(s) to end users.

1.10	“GHI Database Product”: GHI Database Product shall mean a collection of information derived from or by testing a person or persons in the Diagnostic Field of Use, Homebrew Field of Use or the Personalized Research Field of Use. GHI Database Products exclude Diagnostic Products, Homebrew Products, and Personalized Research Products.

1.11	“Homebrew Field of Use”: shall mean the research, development, manufacture, importation, use and/or sale of Homebrew Product(s). The Homebrew Field of Use excludes the Diagnostic Field of Use, the Internal Research Field of Use and the Personalized Research Field of Use.

1.12	“Homebrew Product(s)” shall mean a Single Analyte Assay(s) provided as a product or a service performed by a service provider that would constitute a Diagnostic Product with the sole exception that it is provided prior to receipt of approval by the FDA or comparable regulatory agency in any jurisdiction outside of the United States. Homebrew Products exclude Diagnostic Products, Personalized Research Products and GHI Database Products. For purposes of the foregoing, “Single-Analyte Assays” shall mean an assay designed for testing or measuring only a single analyte.

1.13	“Incyte Research Product” shall have the meaning set forth in Section 2.8.

1.14	“Internal Research Field of Use”: shall mean (a) internal research, development, manufacture, use, importation and/or sale of Internal Research Products; and (b) internal research and development purposes (including without limitation, drug discovery, development, commercialization and regulatory filings), including the development of databases and other products and tools marketed for use in internal research and development purposes, including without limitation, drug discovery, development. commercialization and regulatory filings. The Internal Research Field of Use excludes the Diagnostic Field of Use, the Homebrew Field of Use, and the Personalised Research Field of Use.

1.15	“Internal Research Product(s)”: shall mean internal research and development purposes (including without limitation, drug discovery, development, commercialization and regulatory filings), including the development of databases and other products and tools marketed for use in internal research and development purposes, including without limitation, drug discovery, development. commercialization and regulatory filings. Internal Research

*** Confidential material redacted and filed separately with the Commission.

Product(s) exclude Diagnostic Product(s), Homebrew Product(s) and Personalized Research Product(s).

1.16	“Layton Patent Rights”: shall mean (a) U.S. Patent No. 5,716,785, “Processes for Genetic Manipulations Using Promoters” issued February 1, 1998; U.S. Patent No. 5,891,636, “Processes for Genetic Manipulations Using Promoters” issued April 6, 1999 (b) all counterpart foreign patent applications claiming priority of the patent described in clause (a) above, together with all continuations, continuations-in-part and divisions of such patent applications, (c) all patents issuing from any patent application described in clause (b) above and (d) all reissues and re-examinations of any of the foregoing patents.

1.17	“Montefiore Patent Rights”: shall mean U.S. Patent No. 4,981,783, “Method for Detecting Pathological Conditions”, issued Jan. 1, 1991.

1.18	“Net Sales”: shall mean invoiced sales by a party or a party’s Affiliate on all sales of Products (in final form for end use) to an unaffiliated third party, and exclusive of intercompany transfers or sales, less the following deductions from such invoiced sales, which are actually incurred, to the extent that they are reasonable and customary, and to the extent that they do not exceed *** percent (***%) of invoiced sales during any Calendar Quarter:

(i) credits or allowances actually granted for damaged Products, returns or rejections of Product and retroactive price reductions;

(ii) freight, postage, shipping, customs duties and insurance charges;

(iii) normal and customary trade, cash and quantity discounts, allowances and credits;

(iv) uncollected amounts to the extent not exceeding *** percent (***%) of invoiced sales for a calendar quarter; and

(v) sales, value added or similar taxes measured by the billing amount, when included in billing.

1.19	“Patent Rights”: shall mean collectively, the Cancer Marker Patent Rights, Database Patent Rights, Layton Patent Rights, the Montefiore Patent Rights, the Seilhamer/Scott Patent Rights, and the Stanford Patent Rights;

1.20	“Personalized Research Field of Use”: shall mean the research, development, manufacture, importation, use and/or sale of Personalized Research Product(s). The Personalized Research Field of Use excludes the Diagnostic Field of Use, the Homebrew Field of Use, and the Internal Research Field of Use.

1.21	“Personalized Research Product(s)”: shall mean a Multi-Analyte Assay(s) provided as a product or a service containing nucleic acids or proteins that are collectively intended to establish or identify an association between the presence or absence of such nucleic acids or proteins and:

(i)	diagnosis of the presence of, or absence of, a specific disease(s), state(s) or condition(s) in humans;

(ii)	predisposition to the presence of, or absence of, a specific disease(s), state(s) or condition(s) in humans;

(iii)	response or lack of response to disease therapy(ies) in humans or preventative strategies in humans;

(iv)	prediction of the disease course in humans, and or other changes in state(s) or condition(s) in humans over time;

(v)	clinical traits in humans for which a medical professional should be consulted;

(vi)	variation(s) in specific trait(s) and/or characteristics among individuals; and/or

(vii)	predisposition to development of toxicities to disease therapies or preventative strategies in humans,

Such an assay will be considered a “Personalized Research Product” only where the results are provided directly to the tested individual and/or to the tested individual’s health care provider, and where the approval by the FDA or comparable regulatory agency in any jurisdiction outside of the United States is not required. “Personalized Research Products” exclude Homebrew Products, Diagnostic Products and GHI Database Products. For purposes of the foregoing, “Multi-Analyte Assay(s)” shall mean an assay designed for testing or measuring more than a single analyte.

1.22	“Product(s)”: shall mean GHI Database Products, Personalized Research Products, Homebrew Products, Incyte Research Products, Therapeutic Products and/or Diagnostic Products.

1.23	“Seilhamer/Scott Patent Rights”: shall mean (a) US Patent No. 6,114,114 “Comparative Gene Transcript Analysis” issued September 5, 2000, (b) US Patent No. 5,840,484 “Comparative Gene Transcript Analysis” issued November 24, 1998 (c) all counterpart foreign patent applications claiming priority to the patents described in clauses (a)and (b) above, together with all continuations, continuations-in-part and divisions of such patents, and (d) all reissues and re-examinations of any of the foregoing patents.

1.24	“Stanford Patent Rights”: shall mean (a) US Patent No. 5,807,522 “Methods for Fabricating Micro Arrays of Biological Samples” issued September 15, 1998 (b) all counterpart foreign patent applications claiming priority of the patent described in clause (a) above, together with all continuations, continuations-in-part and divisions of such patent applications, (c) all patents issuing from any patent application described in clause (b) above and (d) all reissues and re-examinations of any of the foregoing patents.

1.25	“Therapeutic Product” shall have the meaning set forth in Section 2.8.

1.26	“Valid Claim”: shall mean a claim of an issued and unexpired patent which has not been held unenforceable, unpatentable or invalid by a decision of a court or governmental body of competent jurisdiction, unappealable or unappealed within the time allowed for appeal, rendered unenforceable due to disclaimer or otherwise, or lost through an interference proceeding.

ARTICLE

LICENSE GRANT

2.1	Layton and Stanford Patent Rights. Subject to the terms of this Agreement, Incyte hereby grants to GHI and its Affiliates, and GHI and its Affiliates accept from Incyte a nonexclusive, non-transferrable, limited sublicenseable (only as set forth in Sections 2.5 and 2.6 below), world-wide license under the Layton Patent Rights and the Stanford Patent Rights to practice and use the subject matter within the Layton Patent Rights and the Stanford Patent Rights in the GHI Database Field of Use, Diagnostic Field of Use, the Homebrew Field of Use and the Personalized Research Field of Use.

2.2	Montefiore Patent Rights. Subject to the terms of this Agreement, Incyte hereby grants to GHI and its Affiliates, and GHI and its Affiliates accept from Incyte a non-transferrable, limited sublicenseable (only as set forth in Sections 2.5 and 2.6 below), world-wide license under the Montefiore Patent Rights to practice and use the subject matter within the Montefiore Patent Rights in the GHI Database Field of Use, the Diagnostic Field of Use, the Homebrew Field of Use and the Personalized Research Field of Use. The license under the Montefiore Patent Rights shall be exclusive in the Personalized Research Field of Use and Co-exclusive (as described in Section 2.6) in the GHI Database Field of Use, the Homebrew Field of Use and the Diagnostic Field of Use.

2.3	Cancer Marker Patent Rights. Subject to the terms of this Agreement, Incyte hereby grants to GHI and its Affiliates, and GHI and its Affiliates accept from Incyte a non-transferrable, limited sublicenseable (only as set forth in Sections 2.5 and 2.6 below), world-wide license under the Cancer Marker Patent Rights to practice and use the subject matter within the Cancer Marker Patent Rights in the GHI Database Field of Use, the Diagnostic Field of Use, the Homebrew Field of Use and the Personalized Research Field of Use, only with respect to cancer. The license under the Cancer Marker Patent Rights shall be exclusive in the Personalized Research Field of Use with respect to cancer, and co-exclusive (as described in Section 2.6) in the GHI Database Field of Use, Diagnostic Field of Use and the Homebrew Field of Use with respect to cancer.

2.4	Database Patent Rights and Seilhamer/Scott Patent Rights. Subject to the terms of this Agreement, Incyte hereby grants to GHI and its Affiliates, and GHI and its Affiliates accept from Incyte a non-exclusive, non-transferable, non-sublicenseable , world-wide license under the Database Patent Rights and Seilhamer/Scott Patent Rights to practice and use the subject matter within the Database Patent Rights and the Seilhamer/Scott Patent Rights in the GHI Database Field of Use, the Diagnostic Field of Use, the Homebrew Field of Use, and the Personalized Research Field of Use.

2.5	Sublicenses. Except as provided in Section 2.6 and this Section 2.5, the rights granted in Section 2.1 through 2.3 above shall not be sublicensable; provided, GHI shall have the right to grant sublicenses to third parties under such Patent Rights on a Product-by-Product basis to make, use, import, sell, and offer for sale Product(s) developed by GHI or its Affiliates.

2.6	Co-Exclusive License(s) — Homebrew and Diagnostic Fields of Use. For the purposes of this Article 2.0, “Co-Exclusive” shall mean that (a) each Party has the right to exercise all of the rights under the Patent Rights in question in the field of use for which the parties have co-exclusive rights, without obligation to the other except to the extent provided in this Agreement, and (b) neither Party alone has the right to grant sublicenses to third parties under such Patent Rights without express written consent of the other Party with the following exceptions:

(v)	GHI shall have the right to grant sublicenses as provided in Section 2.5 above;

(w)	Incyte shall have the right to grant licenses in the Homebrew Field of Use and the Diagnostic Field of Use on a Product-by-Product basis to make, use, import, sell, and offer for sale Product(s) developed by Incyte or its Affiliates.

(x)	Incyte shall have the right to grant sublicenses with respect to the Cancer Marker Patent Rights in the Homebrew and Diagnostic Fields of Use) with respect to individual nucleic acids or proteins in connection with Incyte licenses of nucleic acids or proteins for use as targets for the development of vaccines or therapeutic products;

(y)	GHI shall have the right to request that Incyte grant a sublicense under the Montefiore Patent Rights in the Diagnostic Field of Use and/or the Homebrew Field of Use to one (1) third party with which GHI enters into a cross license agreement involving the Montefiore Patent Rights, and Incyte agrees to grant such a sublicense;

(z)	Incyte shall have the right to grant a sublicense under the Montefiore Patent Rights in the Diagnostic Field of Use and/or the Homebrew Field of Use to one (1) third party with which Incyte enters into a cross license agreement involving the Montefiore Patent Rights; and

(zz)	Any additional licenses under the Montefiore Patent Rights granted by the Parties shall be subject to mutual written agreement of the parties, and the parties shall share all revenues received from licensees for licenses under the Montfiore Patent Rights, after deduction of all amounts owed to the owner of the Montefiore Patent Rights.

2.7	No Implied Licenses. Incyte grants no licenses to GHI under any Patent Rights except as expressly granted under this Agreement. There are no other licenses granted by Incyte to GHI under this Agreement, whether by implication, estoppel or otherwise. GHI shall not use any Patent Rights for any purpose or in any field other than as described in Sections 2.1 through 2.6.

2.8	Grant Back. GHI hereby grants to Incyte, and Incyte hereby accepts, an exclusive, paid up, non-transferable, sublicensable, worldwide license under GHI patent rights and trade secret rights owned and Controlled by GHI, with respect to any discoveries (to the extent such discoveries relate to the composition of matter or use of any nucleic acids or proteins claimed in the Cancer Marker Patent Rights) made by GHI in connection with GHI’s use of the Cancer Marker Patent Rights (the “Cancer Marker Improvements”) for use by Incyte and Incyte’s sublicensees in the (i) Internal Research Field of Use, (ii) in connection with the manufacture, use and sale of vaccines and therapeutic products (each therapeutic product a “Therapeutic Product”), and (iii) Diagnostic Products in connection with the exercise of rights under (ii).

GHI hereby grants to Incyte, and Incyte hereby accepts, a non-exclusive, royalty-bearing, non-transferable, non-sublicensable, worldwide license under GHI patent rights and trade secret rights owned and Controlled by GHI, with respect to Personalized Research Products developed by GHI and licensed under this Agreement or the LifeSeq Collaborative Agreement of even date herewith (the “GHI PRx Improvements”), to manufacture,have manufactured, sell, offer for sale, and use such Personalized Research Products in the Internal Research Field of Use (each an “Incyte Research Product”).

2.9	GHI grants no licenses to Incyte under this Agreement except as expressly granted herein. There are no other licenses granted by GHI to Incyte under this Agreement, whether by implication, estoppel or otherwise. Incyte shall not use any GHI patent rights and trade secrets for any purpose or in any other field other than described in Section 2.8.

2.10	After the Effective Date and for a period of two (2) years thereafter, Incyte shall use reasonable efforts to notify GHI and discuss with GHI any additional patents or patent applications Controlled by Incyte that Incyte intends to make available for exclusive or co-exclusive use in the Diagnostic Field of Use, the Homebrew Field of Use or Personalized Research Field of Use.

*** Confidential material redacted and filed separately with the Commission.

ARTICLE

LICENSE FEES

3.1	In consideration for Incyte’s agreement under Section 2.3 hereof, on the Effective Date, GHI shall pay to Incyte each of the License Issuance fees and Royalties on Net Sales specified on Schedule B.

In consideration for GHI’s agreement under Section 2.8 hereof, Incyte shall pay to GHI each of the Royalties on Net Sales specified on Schedule C.

3.2	In the event that a Product is sold in combination with other product(s) and/or service(s) for which no royalty would be due hereunder if sold separately, Net Sales from such combination sales for purposes of calculating the amounts due under this Article 3 shall be calculated by multiplying the Net Sales of the combination product by the fraction A/(A+B), where A is the average gross selling price during the applicable calendar quarter of the Product sold separately to the same category of customers (e.g. patients, health care providers, or Diagnostic Product distributors) and B is the average gross selling price during the applicable calendar quarter of the other product(s) and/or services. In the event that such separate sales were not made during the previous calendar quarter then the Net Sales shall be calculated by multiplying the Net Sales of the combination product by the fraction C/(C+D), where C is the average cost of goods sold during the applicable calendar quarter of the Product and D is the average cost of good sold during the applicable calendar quarter of the other product(s) and/or service(s) , in each case calculated in accordance with standard and customary accounting principles.

3.3	In the event that GHI pays royalties to third parties in connection with the sale of Diagnostic Products either under agreements for patent rights (including applications therefor) or other technologies which GHI, in GHI’s reasonable judgment, determines are necessary or desirable to license or acquire with respect to such Diagnostic Products, including joint owners of patent applications or patents within the Patent Rights, GHI may deduct up to *** percent (***%) of such royalties which are due Incyte hereunder; provided,

(i)	in no event shall the royalties which are due Incyte hereunder be reduced by reason of this Section 3.3 to less than *** percent (***%) of the amount that would otherwise by payable to Incyte without any deduction under this Section 3.3; and

(ii)	provided further that GHI shall be entitled to deduct from royalties payable on account of its licenses under (a) the Layton Patent Rights only royalties payable for use of patents or other technologies directed toward sample preparation; (b) the Stanford Patent Rights only

*** Confidential material redacted and filed separately with the Commission.

royalties payable for use of patents or other technologies directed toward microarray manufacture, use and/or sale; and (c) the Cancer Marker Patent Rights only royalties payable for use of patents or know-how rights directed toward the composition of matter or use of nucleic acids or proteins.

3.4	In the event that Incyte pays royalties to third parties in connection with the sale of Therapeutic Products, Diagnostic Products or Incyte Research Products either under agreements for patent rights (including applications therefor) or other technologies which Incyte, in Incyte’s reasonable judgement, determines are necessary or desirable to license or acquire with respect to such Therapeutic Products, Diagnostic Products and Incyte Research Products, Incyte may deduct up to *** percent (***%) of such royalties which are due GHI hereunder; provided,

(i)	in no event shall the royalties which are due GHI hereunder be reduced by reason of this Section 3.4 to less than *** percent (***%) of the amount that would otherwise by payable to GHI without any deduction under this Section 3.4; and

(ii)	provided further that Incyte shall be entitled to deduct from royalties payable on account of its licenses hereunder only royalties payable for use of patents or know-how rights directed toward the composition of matter or use of nucleic acids or proteins.

3.5	Even if a Product is covered by more than one Valid Claim within each of the Layton Patent Rights, the Stanford Patent Rights and the Cancer Marker Patent Rights, GHI shall be obligated to pay only one royalty under each of the Cancer Marker Patent Rights, the Layton Patent Rights, and the Stanford Patent Rights, as applicable. Likewise, even if a Product is covered by more than one Valid Claim within the Cancer Marker Improvements and the GHI PRx Improvements, Incyte shall be obligated to pay only one royalty under each of Cancer Marker Improvements and the GHI PRx Improvements, as applicable. It is understood that no royalty shall be due hereunder with respect to sales or other transfers of Products for use as promotional samples if such Products are provided without charge.

3.6	Each party owing amounts hereunder shall make quarterly written reports to the other party within sixty (60) days after the end of each calendar quarter, stating in each such report the aggregate Net Sales of Products sold during the calendar quarter. Simultaneously with the delivery of each such report, the reporting party shall pay to the other party the total royalties, if any, due to such party for the period of such report. If no royalties are due, the reporting party shall so report. Neither party shall provide to third parties any information contained in reports provided to such party pursuant to this Section 3.6, except as required by a party’s agreements with its licensors.

3.7	All such payments shall be paid in United States Dollars, originated from a United States bank located in the United States and made by bank wire transfer in immediately available funds to such account as the receiving party shall designate.

3.8	Each party shall permit an independent certified public accounting firm of nationally recognized standing appointed by the inspecting party, and reasonably acceptable to other party, to examine and audit its records during reasonable business hours upon at least fifteen (15) days prior written notice to the extent necessary to verify the accuracy of the reports delivered under Section 3.6 above for three (3) years after the date of such reports. Such inspections may be made no more than once each calendar year, at reasonable times and on reasonable notice. Inspections conducted under this Section 3.8 shall be at the expense of inspecting Party, provided, if such an audit correctly uncovers a deficiency in payment of royalties payable by a party hereunder, such audited party shall immediately pay to the other party such deficient amount, and if the amount of any such deficiency is greater than 5% of the total amount due during the audited period, such audited party shall bear the reasonable out of pocket expenses of such accounting firm to conduct such audit.

3.9	Each party owing amounts hereunder shall pay, or reimburse the other party, as appropriate, and indemnify the other party against any sales, use, value added/ad valorum, surtax and personal property taxes, customs, duties, registration fees and the like including interest and penalties arising out of this Agreement and the transactions contemplated herein, including the costs and responsibility of any withholding taxes.

ARTICLE

PATENT PROSECUTION AND ENFORCEMENT

4.1	As between Incyte and GHI only, Incyte shall have the sole right (in its sole discretion), but not the obligation, to control the preparation, filing, prosecution, maintenance and enforcement of the Patent Rights. Incyte shall consult with GHI no less than once in any calendar quarter regarding its filing and prosecution strategies with respect to the Cancer Marker Patent Rights, including with respect to all decisions regarding the filing of patent applications directed to the Cancer Marker Patent Rights in jurisdictions outside of the United States. Prior to abandoning any patent applications included in the Cancer Marker Patent Rights, or forefeiting potential patent claims directed to any nucleic acid or protein sequence included in the Cancer Marker Patent Rights, Incyte shall notify GHI and provide GHI with a reasonable opportunity to assume responsibility for the prosecution of any such application or patent claims, at GHI’s expense. Upon issuance of any patents included within the Cancer Marker

*** Confidential material redacted and filed separately with the Commission.

Patent Rights, Incyte shall pay all maintenance fees required to maintain such patents. Incyte shall remain the owner of record for all such Cancer Marker Patent Rights. GHI shall execute such documents and take such additional steps as Incyte may reasonably request to enable Incyte to exercise its rights and to perform its obligations under this Section 4.1.

4.2	Incyte shall have no obligation to take any action whether through the institution of legal proceedings or otherwise with respect to any infringement or suspected infringement of the Patent Rights. Without prejudice to any separate agreement that may be or have been reached between the parties, if Incyte in its sole discretion decides to take any such action it shall do so at its own cost, and GHI shall have no claim to any sums received by Incyte. GHI shall provide reasonable assistance to Incyte at no out-of-pocket expense to GHI. In the event Incyte declines to take any action with respect to any infringement or suspected infringement of the Montefiore Patent Rights or the Cancer Marker Patent Rights, and such infringement results in commercial loss in value of GHI’s rights under the applicable Patent Rights, Incyte shall take reasonable steps to enable GHI to sue to terminate the infringement at GHI’s expense, provided that GHI shall defend, indemnify Incyte and the owner of the Montefiore Patent Rights, if applicable, against any cross-claims or counterclaims asserted by the defendant in any such action brought by GHI. If GHI recovers any amounts as a consequence of the filing of such infringement suits, GHI shall first be entitled to recover its fees for bringing the action or actions, amounts owed to Incyte’s licensors, if any, shall then be deducted, and GHI shall pay to Incyte *** percent (***%) of any remaining recovery.

ARTICLE

WARRANTIES AND WARRANTY DISCLAIMERS

5.1	Each party represents and warrants to the other that:

(a)	it is a corporation or entity duly organized and validly existing under the laws of the state or other jurisdiction of incorporation or formation;

(b)	it has the corporate power and authority and the legal right to enter into this Agreement and to perform its obligations hereunder;

(c)	the execution and delivery of this Agreement and the performance by such Party of the transactions contemplated hereby have been duly authorized by all necessary action of such party;

(d)	it has not prior to the Effective Date, nor will it after the Effective Date, enter into any oral or written agreement or arrangement that would conflict with its obligations under this Agreement.

5.2	Incyte makes no warranty, representation or undertaking:

(a)	as to the efficacy or usefulness of the Patent Rights or any discovery or invention covered thereby;

(b)	that any of the Patent Rights are or will be valid or subsisting or (in the case of applications) will proceed to grant;

(c)	that the exploitation of the Patent Rights, or the exercise of any rights licensed hereunder, will not infringe any other intellectual property or other rights of any other person or entity; or

(d)	as imposing any obligation on Incyte to bring or prosecute actions or proceedings against third parties for infringement or to defend any actions or proceedings for revocation of any of the Patent Rights.

5.3	GHI makes no warranty, representation or undertaking:

(a)	as to the efficacy or usefulness of the Cancer Marker Improvements and the GHI PRx Improvements (collectively, the “GHI Patent Rights”) or any discovery or invention covered thereby;

(b)	that any of the GHI Patent Rights are or will be valid or subsisting or (in the case of applications) will proceed to grant;

(c)	that the exploitation of the GHI Patent Rights , or the exercise of any rights licensed hereunder, will not infringe any other intellectual property or other rights of any other person or entity; or

(d)	as imposing any obligation on GHI to bring or prosecute actions or proceedings against third parties for infringement or to defend any actions or proceedings for revocation of any of the GHI Patent Rights.

5.4	EXCEPT AS EXPRESSLY PROVIDED IN THIS AGREEMENT, ANY AND ALL RIGHTS LICENSED AND PATENTS MADE AVAILABLE BY EITHER PARTY TO THE OTHER PARTY ARE LICENSED OR MADE AVAILABLE “AS IS”. NEITHER PARTY MAKES ANY REPRESENTATIONS OR WARRANTIES OF ANY KIND (OTHER THAN AS SET FORTH IN PARAGRAPH 5.1). EXCEPT AS EXPRESSLY STATED HEREIN, INCYTE AND GHI DISCLAIM ALL WARRANTIES, EXPRESS OR IMPLIED, INCLUDING ANY IMPLIED WARRANTIES OF QUALITY, MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE. OR NONINFRINGEMENT.

ARTICLE

TERM AND TERMINATION

6.1	This Agreement and the license granted under hereby shall be effective as of the Effective Date and unless terminated earlier in accordance with this Article 6 shall continue in force on a country by country basis until the last to expire of the Patent Rights in such country.

6.2	If GHI fails to timely satisfy its payment obligations under this Agreement, or is otherwise in material breach of this Agreement, and such failure or breach is not cured within ninety (90) days after written notice from Incyte specifying the breach, then Incyte shall have the right in its sole discretion to terminate this Agreement upon written notice to GHI (without prejudice to any other right or remedy Incyte may have), provided that such ninety (90) day notice specifies the nature of the breach; and provided further that GHI may avoid such termination if before the end of such ninety (90) day period GHI notifies Incyte in writing that such breach or default has been cured and states the manner of such cure.

6.3	On a patent-by-patent basis, GHI shall have the right to terminate this Agreement with respect to any patent(s) within the Patent Rights for any reason effective immediately; provided, if GHI terminates this Agreement with respect to a particular patent, all rights granted to GHI with respect to such patent shall immediately terminate. GHI shall also have the right to terminate this Agreement in its entirety for any reason, effective immediately. If GHI terminates the Agreement in it entirety under this Article 6.3, then all rights granted to GHI shall immediately terminate; however all royalty obligations incurred by GHI prior to expiration or termination shall survive such termination

6.4	No termination of this Agreement, other than a termination by GHI for Incyte’s material breach, shall in any way affect the licenses granted to Incyte under Section 2.8 or GHI’s obligations pursuant to Article 3 to pay any amounts accrued prior to such termination of this Agreement. Furthermore, no termination of this Agreement shall in any way affect either party’s obligations under Article 7 with respect to any claims that arise from acts or omissions of such party that occurred prior to the effective date of such termination. In the event this Agreement is terminated by GHI due to Incyte’s material breach, the licenses and rights granted by GHI to Incyte under Sections 2.8 shall terminate concurrently.

6.5	In the event Incyte materially breaches, the right and license granted by GHI to Incyte pursuant to Section 2.8, and such breach shall have continued for ninety (90) days after written notice thereof was provide by GHI to Incyte, GHI shall be entitiled to terminate such rights and licenses. Any termination shall become effective at the end of such ninety (90) day period unless Incyte (or any other party on its behalf) has cured any such breach prior to the expiration of the ninety (90) day period.

6.5	Incyte agrees not to enter into amendment of any agreement between Incyte and the owners of the Montefiore Patent Rights, the Layton Patent Rights or the Stanford Patent Rights that would result in any lessening of the rights granted to GHI, or greater obligations on GHI, under this Agreement, without GHI’s prior written consent. In the event that Incyte’s license(s) under the Layton Patent Rights and/or Stanford Patent Rights terminate, the assignment restrictions under Section 8.6 shall terminate with respect to the Layton Patent Rights or Stanford Patent Rights respectively.

6.6	This Agreement shall survive the expiration and any termination of any agreement between Incyte and its licensor(s), or between such licensor(s) and their licensor(s), and so on, with respect to the Layton Patent Rights, the Montefiore Patent Rights and/or the Stanford Patent Rights, to the extent GHI is not in breach of this Agreement, and only to the extent this Agreement is consistent with the rights and obligation under such agreement between Incyte and its respective licensor. All obligations of GHI including the obligation to pay royalties hereunder shall be assigned to Incyte’s licensor(s) in the event of any such termination.

6.7	Sublicenses which are validly granted by a party under this Agreement shall survive any termination, provided that such sublicense(s) are not inconsistent with the terms of this Agreement and the respective sublicensee(s) is in full compliance with the terms of such sublicense and the applicable provisions of this Agreement at all times, and the sublicensee(s) promptly agrees in writing to be bound by the applicable terms of this Agreement.

ARTICLE

INDEMNIFICATION

7.1	GHI shall indemnify and hold Incyte harmless from all losses, liabilities, damages and expenses (including reasonable attorneys’ fees and costs) arising from any claims, demands, actions or other proceedings by any third party arising out of or relating to (a) any breach of any representation, warranty or covenant of GHI under this Agreement, or (b) any practice or use by GHI or its Affiliates of the Patent Rights, except to the extent caused by the negligence or willful misconduct of Incyte.

7.2	Incyte shall indemnify and hold GHI harmless from all losses, liabilities, damages and expenses (including reasonable attorneys’ fees and costs) arising from any claims, demands, actions or other proceedings by any third party arising out of or relating to (a) any breach of any representation, warranty or covenant of Incyte under this Agreement, or (b) any practice or use by Incyte, its Affiliates or their sublicensees of the rights granted by GHI to Incyte under Section 2.8, except to the extent caused by the negligence or willful misconduct of GHI.

7.3	A party that intends to claim indemnification (the “Indemnitee”) under this Article 7 shall promptly notify the other party (the “Indemnitor”) in writing of any claim, complaint, suit, proceeding or cause of action with respect to which the Indemnitee intends to claim such indemnification (for purposes of this Section 7.3, each a “Claim”), and the Indemnitor shall have sole control of the defense and/or settlement thereof; provided that the Indemnitee shall have the right to participate, at its own expense, with counsel of its own choosing in the defense and/or settlement of such Claim. The indemnification obligations of the Parties under this Article 7 shall not apply to amounts paid in settlement of any Claim if such settlement is effected without the consent of the Indemnitor, which consent shall not be withheld or delayed unreasonably. The failure to deliver written notice to the Indemnitor within a reasonable time after the commencement of any such Claim, if prejudicial to its ability to defend such action, shall relieve such Indemnitor of any liability to the Indemnitee under this Article 7, but the omission so to deliver written notice to the Indemnitor shall not relieve the Indemnitor of any liability to any Indemnitee otherwise than under this Article 7. The Indemnitee under this Article 7, and its employees, at the Indemnitor’s request and expense, shall provide full information and reasonable assistance to Indemnitor and its legal representatives with respect to such Claims covered by this indemnification.

ARTICLE

MISCELLANEOUS

8.1	No failure or delay on the part of either Party to exercise any right or remedy under this Agreement shall be construed or operate as a waiver thereof, nor shall any single or partial exercise of any right or remedy preclude the further exercise of such right or remedy.

8.2	Neither Party shall act or describe itself as the agent of the other, nor shall it make or represent that it has authority to make any commitments on the other’s behalf.

8.3	Any consent, notice or report required or permitted to be given or made under this Agreement by one of the parties hereto to the other party shall be in writing, sent to such other party at its address and fax number indicated below, or to such other address as the addressee shall have last furnished in writing to the addresser, and shall be effective upon receipt by the addressee.

If to Incyte:	FAX Number: 650-845-4500
Incyte Genomics, Inc.
3160 Porter Drive
Palo Alto, California 94303
Attention: Roy Whitfield, CEO

with a copy to:	Incyte Genomics, Inc.
3160 Porter Drive
Palo Alto, California 94303
Attention: Lee Bendekgey, General Counsel

If to GHI:	FAX number: 650-322-8124
Genomic Health, Inc.
101 University Ave., Suite 220
Palo Alto , CA 94301
Attention: Randy Scott, PhD, Chief Executive Officer

with a copy to:	Pillsbury Winthrop, LLP
50 Fremont Street
San Francisco, CA 94105
Attention: Stan Wong, Corporate Counsel

8.4	Each party may announce the existence of this Agreement promptly following its execution, subject to approval by the other party of any such announcement, which approval will not be unreasonably withheld. Except as contemplated by the last sentence or as may otherwise be required by law or regulation, neither party shall make any public announcement concerning this Agreement or the subject matter hereof without the prior consent of the other party. If this Agreement is determined to be material to the business of Incyte (or GHI) so that its disclosure is required by law or regulation, GHI (or Incyte) shall have the right to review and comment on the text of the disclosure prior to its release to the public.

8.5	This Agreement, including its Schedules, the Stock Purchase Agreement, the Collaboration and Technology Transfer Agreement,, and the LifeSeq Collaborative Agreement, all of even date herewith, sets out the entire agreement between the parties relating to its subject matter and supersedes all prior oral or written representations, agreements, arrangements or understandings between them relating to such subject matter.

8.6	GHI shall not directly or indirectly assign or otherwise transfer this Agreement, or its rights or obligations under this Agreement, in whole or in part, whether voluntarily, by operation of law or otherwise, without the prior written consent of Incyte. Notwithstanding the foregoing, GHI may assign or transfer this Agreement without such consent to a third party in connection with a merger, consolidation, reorganization, acquisition or similar transaction involving all or substantially all of GHI’s voting stock or assets relating to this Agreement; provided that, if GHI assigns or transfer this Agreement to any third party that is either a party to litigation with Incyte regarding patent rights or other intellectual property rights, or has advised Incyte in writing of the existence of patents or other intellectual property rights controlled by the third party, that such third party suggests that Incyte should license, then GHI shall not have the right to assign or otherwise transfer this Agreement, or any rights or obligations under this Agreement to such third party (other than with respect to those Products (i) under development by GHI or GHI’s Affiliate (as evidenced by records of experimental testing of such Product(s) by GHI or GHI’s Affiliate) prior to such assignment or transfer, (ii) already commercially sold, or (iii) already licensed to a third party), unless the third party first grants Incyte either a license or freedom from suit with regard to any intellectual property controlled by such third party that is the subject of such litigation or written communication. Any purported assignment or transfer in violation of this Section 8.6 shall be void. This Agreement shall be binding upon and inure to the benefit of a party and its permitted assignees.

8.7	This Agreement shall be governed by and construed in accordance with the local laws of the State of California, USA, without ,regard to the conflicts of law principles thereof.

8.8	Sections 3.5, 3.6, 3.7, 3.8, 3.9, and 5.4 and Article 8 of this Agreement shall survive termination of this Agreement for any reason. Sections 3.1, 3.2, 3.3 and 3.4 shall survive with regard to Net Sales of Products prior to termination of this Agreement. Except as otherwise expressly provided in Section 6.4 and this Section 8.8, all other rights and obligations of the parties shall terminate upon termination of this Agreement.

In WITNESS WHEREOF, the parties have executelbd this agreement as of the date first set forth above.

GENOMIC HEALTH, INC.
Signature:	/s/ Randy Scott

Print Name:	Randy Scott
Title:	CEO

INCYTE GENOMICS, INC
Signature:	/s/ Lee Bendekgey

Print Name:	Lee Bendekgey
Title:	EVP and General Counsel

*** Confidential material redacted and filed separately with the Commission.

SCHEDULE A

CANCER MARKER PATENT RIGHTS

(SEE ATTACHED)

***

*** Confidential material redacted and filed separately with the Commission.

SCHEDULE B
(Payments)

1. GHI and GHI Affiliates

     A. Payments Under Layton Patent Rights

(a)	one-time, nonrefundable license fee of *** Dollars ($***), payable within thirty (30) days after the Effective days after the Effective Date; and

(b)	royalties on Net Sales of *** percent (***%) for Personalized Research Product(s) and Homebrew Product(s) and *** percent (***%) for Diagnostic Product(s), in each case, which Product(s) would, but for the licenses granted herein, infringe a Valid Claim under the Layton Patent Rights.

     B. Payments Under Stanford Patent Rights

(a)	a one time, nonrefundable license fee of *** Dollars ($***), payable within thirty (30) days after the Effective Date; and

(b)	royalties Net Sales of *** percent (***%) for Personalized Research Product(s) and Homebrew Product(s) and *** percent (***%) for Diagnostic Product(s), in each case, which Product(s) would, but for the licenses granted herein, infringe a Valid Claim under the Stanford Patent Rights.

     C. Payments under Cancer Marker Patent Rights

(a)	one-time, nonrefundable license fee of *** Dollars ($***), payable within thirty (30) days after the Effective Date; and

(b)	royalties on Net Sales of *** percent (***%) for Personalized Research Product(s) and Homebrew Product(s) and *** percent (***%) for Diagnostic Product(s), provided, however, that beginning five (5) years after the Effective Date, royalties on Net Sales of Personalized Research Product(s), Homebrew Product(s) and Diagnostic Product(s) shall be payable only in each case, on account of Product(s) which would, but for the licenses granted herein, infringe a Valid Claim under the Cancer Marker Patent Rights.

*** Confidential material redacted and filed separately with the Commission.

(c)	beginning on the third (3rd) anniversary of the Effective Date, minimum royalties of *** U.S. Dollars ($***) per year for each year thereafter during the term of the Agreement to maintain GHI’s licenses under Section 2.3.

(d)	Minimum royalties paid in any year are creditable only against royalties due in that year, and may not be credited against royalties due in subsequent years.

     C. Payments under Montefiore Patent Rights

(a)	one-time, non-refundable license fee of *** Dollars ($***), payable within thirty (30) days after the Effective Date

     D. Payments under Database Patent Rights

(a)	one-time, non-refundable license fee of *** Dollars ($***), payable within thirty (30) days after the Effective Date

(b)	royalties on Net Sales of *** percent (***%) for GHI Database Product(s) which would, but for the licenses granted herein, infringe a Valid Claim of the Database Patent Rights (the “Database Patent Royalties”).

(c)	Notwithstanding the foregoing, no royalties are payable on the use of a GHI Database Product by GHI where such use by GHI involves is within the Personalized Research Field of Use, Diagnostic Field of Use or the Homebrew Field of Use.

     E. Payments under Seilhamer/Scott Patent Rights

(a)	one-time, non-refundable license fee of *** Dollars ($***), payable within thirty (30) days after the Effective Date.

*** Confidential material redacted and filed separately with the Commission.

SCHEDULE C
(Payments)

1. Incyte and Incyte Affiliates

     A. Payments under the Cancer Marker Improvements

(a)	royalties on Net Sales by Incyte and its Affiliates of *** percent (***%) for Therapeutic Product(s) and Diagnostic Product(s), in each case, which Product(s) would, but for the licenses granted herein, infringe a Valid Claim under the Cancer Marker Improvements; and/or

(b)	*** percent (***%) of any license fees or royalties received by Incyte from sublicensing such Valid Claims under the Cancer Marker Improvements for use in connection with the manufacture, use or sale of Therapeutic Products or Diagnostic Products.

     B. Payments under GHI Prx Improvements

(a)	royalties on Net Sales by Incyte and its Affiliates of *** percent (***%) for Incyte Research Product(s), which Product(s) would, but for the licenses granted herein, infringe a Valid Claim under the GHI PRx Improvements.

*** Confidential material redacted and filed separately with the Commission.

SCHEDULE D

DATABASE PATENT RIGHTS

***